Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Janella Escobar
(615) 235-4618

CRACKER BARREL REPORTS FIRST QUARTER FISCAL 2019 RESULTS AND DECLARES QUARTERLY DIVIDEND

Company reports positive comparable store restaurant and retail sales

Board declares quarterly dividend of $1.25 per share

LEBANON, Tenn. – November 27, 2018 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the first quarter ended November 2, 2018.

First Quarter Fiscal 2019 Highlights

•	Earnings per diluted share were $1.96, a 2.1% increase compared to $1.92 in the prior year first quarter.

•	Compared to the prior year, comparable restaurant sales increased 1.4% and comparable retail sales increased 4.3%.

•	The Company’s Board of Directors declared a quarterly dividend of $1.25 per share on the Company’s common stock, payable on February 5, 2019 to shareholders of record on January 18, 2019.

Commenting on the first quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “Our teams made progress on improving traffic through a heightened focus on the guest experience, our menu, our everyday value, and the continued expansion of our off-premise business. We delivered positive comparable store sales in both restaurant and retail, and we improved upon our fourth quarter sales trend. I am encouraged by our start to the fiscal year, and we must continue to work hard to drive further traffic improvement.”

First Quarter Fiscal 2019 Results

Revenue

The Company reported total revenue of $733.5 million for the first quarter of fiscal 2019, representing an increase of 3.3% over the first quarter of the prior year. Cracker Barrel comparable store restaurant sales increased 1.4%, as a 3.0% increase in average check offset a 1.6% decrease in comparable store restaurant traffic. The average menu price increase for the quarter was approximately 2.0%. Comparable store retail sales increased 4.3% from the prior year quarter.

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Cracker Barrel Reports First Quarter Fiscal 2019 Results

November 27, 2018

Cracker Barrel comparable store restaurant traffic, average check, and comparable store restaurant sales and retail sales for the first quarter were as follows:

First Quarter
Comparable restaurant traffic	-1.6%
Average check	3.0%
Comparable restaurant sales	1.4%
Comparable retail sales	4.3%

Operating Income

Operating income in the first quarter was $61.7 million, or 8.4% of total revenue, a decrease from the prior year quarter of $70.8 million, or 10.0% of total revenue. The decrease as a percent of revenue was due to higher cost of goods sold, labor and related expenses, other operating expenses, and general and administrative expenses.

Earnings per Diluted Share

Earnings per diluted share were $1.96, a 2.1% increase over the prior year first quarter.

Quarterly Dividend Declared

The Company’s Board of Directors declared a quarterly dividend to common shareholders of $1.25 per share, payable on February 5, 2019 to shareholders of record on January 18, 2019.

Fiscal 2019 Outlook

For fiscal 2019, the Company continues to expect total revenue of approximately $3.04 billion, reflecting the expected opening of eight new Cracker Barrel stores as well as projected increases in comparable store restaurant sales growth in the range of flat to 1%. The Company now expects comparable store retail sales growth in the range of 1% to 2%. The Company continues to project food commodity inflation of approximately 2% for the year. The Company now projects operating income margin in the range of 9.0% to 9.3% as a percent of total revenue. The Company continues to expect depreciation expense of between $110 million and $115 million; net interest expense of approximately $17 million; and capital expenditures of approximately $160 million to $170 million. The Company presently anticipates an effective tax rate for fiscal 2019 of approximately 17%. The Company continues to project earnings per diluted share for fiscal 2019 of between $8.95 and $9.10 compared to GAAP earnings per diluted share of $10.29 and adjusted earnings per diluted share of $8.87, which reflects the $1.06 impact of the one-time non-cash revaluation of the net deferred tax liability and the $0.36 impact of the 53rd week in fiscal 2018. (For a reconciliation of GAAP to non-GAAP financial measures, please see the table accompanying this release.)

The Company reminds investors that its outlook for fiscal 2019 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2019 First Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through December 13, 2018.

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Cracker Barrel Reports First Quarter Fiscal 2019 Results

November 27, 2018

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) shares warm welcomes and friendly service while offering guests high-quality homestyle food and unique shopping – all at a fair price. By creating a world filled with hospitality and charm through an experience that combines dining and shopping, guests are cared for like family. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate 658 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Holler and Dash® restaurants. For more information about the company, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q1 FY 2019 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, and weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports First Quarter Fiscal 2019 Results

November 27, 2018

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	First Quarter Ended
			Percentage
	11/2/18	10/27/17	Change
Total revenue	$733,543	$710,368	3%

Cost of goods sold, exclusive of depreciation and rent	222,293	210,749	5
Labor and other related expenses	258,159	248,068	4
Other store operating expenses	152,478	143,820	6

Store operating income	100,613	107,731	(7)
General and administrative expenses	38,935	36,893	6

Operating income	61,678	70,838	(13)
Interest expense	4,349	3,618	20

Pretax income	57,329	67,220	(15)
Provision for income taxes	10,122	20,840	(51)

Net income	$47,207	$46,380	2

Earnings per share – Basic:	$1.97	$1.93	2

Earnings per share – Diluted:	$1.96	$1.92	2

Weighted average shares:
Basic	24,022,586	24,035,202	(0)
Diluted	24,073,722	24,105,187	(0)

Ratio Analysis
Total revenue:
Restaurant	80.6%	81.4%
Retail	19.4	18.6

Total revenue	100.0	100.0
Cost of goods sold, exclusive of depreciation and rent	30.3	29.7
Labor and other related expenses	35.2	34.9
Other store operating expenses	20.8	20.2

Store operating income	13.7	15.2
General and administrative expenses	5.3	5.2

Operating income	8.4	10.0
Interest expense	0.6	0.5

Pretax income	7.8	9.5
Provision for income taxes	1.4	3.0

Net income	6.4%	6.5%

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Cracker Barrel Reports First Quarter Fiscal 2019 Results

November 27, 2018

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	11/2/18	10/27/17
Assets
Cash and cash equivalents	$101,631	$120,193
Accounts receivable	21,545	18,078
Inventory	181,569	191,481
Prepaid expenses and other current assets	20,989	19,479
Property and equipment, net	1,157,979	1,105,781
Other long-term assets	75,884	66,920

Total assets	$1,559,597	$1,521,932

Liabilities and Shareholders’ Equity
Accounts payable	$131,156	$130,127
Other current liabilities	245,148	245,659
Long-term debt	400,000	400,000
Other long-term obligations	130,756	135,327
Deferred income taxes	52,359	63,117
Shareholders’ equity, net	600,178	547,702

Total liabilities and shareholders’ equity	$1,559,597	$1,521,932

Common shares issued and outstanding	24,034,375	23,994,793

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Cracker Barrel Reports First Quarter Fiscal 2019 Results

November 27, 2018

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Three Months Ended
	11/2/18	10/27/17
Cash flows from operating activities:
Net income	$47,207	$46,380
Depreciation and amortization	24,838	21,631
Loss on disposition of property and equipment	3,056	1,204
Share-based compensation, net of excess tax benefit	2,089	2,035
(Increase) in inventories	(25,316)	(35,114)
Increase in accounts payable	8,824	11,732
Net changes in other assets and liabilities	(1,071)	(9,591)

Net cash provided by operating activities	59,627	38,277

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(36,746)	(30,527)
Proceeds from sale of property and equipment	80	110

Net cash (used in) investing activities	(36,666)	(30,417)

Cash flows from financing activities:
(Taxes withheld) from exercise of share-based compensation awards, net	(2,016)	(3,383)
Purchases and retirement of common stock	0	(14,772)
Deferred Financing Costs	(3,022)	0
Dividends on common stock	(30,948)	(30,513)

Net cash (used in) financing activities	(35,986)	(48,668)

Net (decrease) in cash and cash equivalents	(13,025)	(40,808)
Cash and cash equivalents, beginning of period	114,656	161,001

Cash and cash equivalents, end of period	$101,631	$120,193

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Cracker Barrel Reports First Quarter Fiscal 2019 Results

November 27, 2018

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	First Quarter Ended
	11/2/18	10/27/17
Units in operation:
Open at beginning of period	660	649
Opened during period	3	2

Open at end of period	663	651

Total revenue: (In thousands)
Restaurant	$590,978	$578,237
Retail	142,565	132,131

Total revenue	$733,543	$710,368

Cost of goods sold (exclusive of depreciation and rent): (In thousands)
Restaurant	$149,188	$143,850
Retail	73,105	66,899

Total cost of goods sold	$222,293	$210,749

Average unit volume: (In thousands)
Restaurant	$893.5	$889.5
Retail	215.5	203.2

Total	$1,109.0	$1,092.7

Operating weeks:	8,599	8,451

Q1 2019 vs. Q1 2018
Comparable store sales period to period increase:
Restaurant	1.4%
Retail	4.3%

Number of locations in comparable store base:
641

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Cracker Barrel Reports First Quarter Fiscal 2019 Results

November 27, 2018

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating results to adjusted non-GAAP operating results

(Unaudited)

In the accompanying press release the Company makes reference to its full year 2018 adjusted earnings per share which excluded the impact of the 53rd week and the one-time non-cash revaluation of a net deferred tax liability. The Tax Cuts and Jobs Act of 2017, which became effective on January 1, 2018 and prior to the end of our fiscal 2018 second quarter, lowered the federal corporate income tax rate to 21%. During the second quarter of fiscal 2018, the Company recorded a provisional tax benefit for re-measurement of deferred tax liabilities due to this rate change of approximately $25 million. The Company believed that excluding this item from its financial results reflected the expected cash impact of tax reform for fiscal 2018, and as such provided investors with an enhanced understanding of the Company’s financial results. This information is not intended to be considered in isolation or as a substitute for income or earnings per share information prepared in accordance with GAAP.

	Twelve months ended August 3, 2018
	As Reported	Adjust	53rd week	As Adjusted
		(1)
Total Revenue	$3,030,445	$—	(58,353)	$2,972,092

Store operating income	437,348	—	(13,309)	424,039
General and administrative expenses	143,756	—	(2,071)	141,685

Operating income	293,592	—	(11,238)	282,354
Interest Expense	15,169	—	(323)	14,846

Pretax income	278,423	—	(10,915)	267,508
Provision for income taxes	30,803	25,596	(2,383)	54,016

Net income	$247,620	$(25,596)	$(8,532)	$213,492

Earnings per share - Basic	$10.31	(1.06)	(0.36)	$8.89
Earnings per share - Diluted	$10.29	(1.06)	(0.36)	$8.87

(1)	One-time Non-Cash Revaluation of Net Deferred Tax Liability

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